EXHIBIT 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated June 1, 2009, with respect to the consolidated financial statements of Cohen Brothers, LLC contained in this Amendment No. 2 to the Registration Statement and Proxy Statement/Prospectus on Form S-4 of Alesco Financial Inc. We consent to the use of the aforementioned report in Amendment No. 2 to the Registration Statement and Proxy Statement/Prospectus and to the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

September 29, 2009